SCHEDULE A
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                          DATED APRIL 30 2008 BETWEEN
                       THE ADVISORS' INNER CIRCLE FUND II
                                      AND
                           GRT CAPITAL PARTNERS, LLC.
                            AMENDED NOVEMBER 9, 2010

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the Fund in accordance the following fee schedule:

FUND                                                                        RATE
----                                                                        ----
GRT Value Fund ..........................................................  0.95%
GRT Absolute Return Fund Fund ...........................................  1.00%


                            Acknowledged and Accepted by:

                            GRT Capital Partners, L.L.C.

                            By: /S/ TIMOTHY A. KROCHUK
                                ---------------------------

                            TIMOTHY A. KROCHUK, MANAGING MEMBER   Nov. 17, 2010
                            ---------------------------------------------------
                            Name/Title                            Date

                            The Advisors' Inner Circle Fund II

                            By: /S/ JOSEPH GALLO
                               ------------------------

                            JOSEPH M. GALLO    11/23/10
                            ---------------------------
                            Name/Title         Date












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